Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

PAR PETROLEUM CORPORATION

Adopted 31, 2012

ARTICLE 1

OFFICES

The registered office of Par Petroleum Corporation (the “Company”) in the State of Delaware will be as provided for in the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”). The Company will have offices at such other places as the Board of Directors may from time to time determine.

ARTICLE 2

STOCKHOLDERS

2.1 Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting will be held on the date and at the time and place fixed, from time to time, by resolution of the Board of Directors.

2.2 Special Meetings. Except as otherwise required by law, special meetings of stockholders may be called only by those persons specified in the Certificate of Incorporation.

2.3 Notice of Meeting. Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by law or the Certificate of Incorporation, either personally or by mail, electronic mail, prepaid telegram, telex, facsimile transmission, cablegram or overnight courier, to each stockholder of record entitled to vote at such meeting. If mailed, such notice will be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at the stockholder’s address as it appears on the stock records of the Company.

2.4 Waiver. Attendance of a stockholder of the Company, either in person or by proxy, at any meeting, whether annual or special, will constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, will be equivalent to notice. Neither the business to be transacted at, nor the purposes of, any meeting need be specified in any written waiver of notice.

2.5 Notice of Business to be Transacted at Meetings of Stockholders. No business may be transacted at any meeting of stockholders, including the nomination or election of persons to the Board of Directors, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof) with respect to an annual meeting or a special meeting called by any of the persons specified in Section 7.1 of the Certificate of Incorporation, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any stockholder of the Company (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.5 and on the record date for the determination of stockholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 2.5. In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

(a) To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety days nor more than one hundred twenty days prior to the date of the meeting; provided, however, that in the event that public disclosure of the date of the meeting is first made less than one hundred days prior to the date of the meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such public disclosure of the date of the meeting was made.

(b) To be in proper written form, a stockholder’s notice to the Secretary regarding any business other than nominations of persons for election to the Board of Directors must set forth as to each matter such stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

(c) To be in proper written form, a stockholder’s notice to the Secretary regarding nominations of persons for election to the Board of Directors must set forth (a) as to each proposed nominee, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the nominee and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(d) No business shall be conducted at any meeting of stockholders, and no person nominated by a stockholder shall be eligible for election as a director, unless proper notice was given with respect to the proposed action in compliance with the procedures set forth in this Section 2.5. Determinations of the chairman of the meeting as to whether those procedures were complied with in a particular case shall be final and binding.

2.6 Quorum. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than one-half of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, will constitute a quorum. If a quorum is not present at any meeting, the chairman of the meeting may adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum will be present. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

2.7 Procedure. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the chairman of the meeting. The chairman of any meeting of the stockholders shall be the chairman of the Board of Directors or, in his or her absence, the most senior officer of the Company present at the meeting.

2.8 Conduct of the Meeting. At each meeting of stockholders, the presiding officer of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of the meeting of stockholders as it shall deem appropriate.

ARTICLE 3

DIRECTORS

3.1 Number. The number of directors shall, as of the effective date of these Bylaws, be five (5) and may be increased to six (6) in accordance with Section 6.1(c) of the Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates, dated August 13, 2012 (the “Plan”). The Board of Directors shall consist of the persons designated by the persons or groups entitled to designate the Board of Directors in accordance with that certain Stockholders Agreement between the Company and certain stockholders of the Company dated

August 31, 2012, as amended, modified or restated from time to time (the “Stockholders Agreement”). Following termination of the Stockholders Agreement, the number of directors shall be determined from time to time by resolutions adopted by the Board of Directors.

3.2 Regular Meetings. The Board of Directors shall meet immediately after, and at the same place as, the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting will be necessary in order to legally constitute the meeting. Regular meetings of the Board of Directors will be held at such times and places as the Board of Directors may from time to time determine.

3.3 Special Meetings. Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the chairman of the board, the chief executive officer, or by a majority of the Board of Directors.

3.4 Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors will be given to each director at his usual place of business or at such other address as will have been furnished by him for such purpose. Such notice will be properly and timely given if it is (a) deposited in the United States mail not later than the third calendar day preceding the date of the meeting or (b) personally delivered, telegraphed, sent by facsimile transmission or communicated by telephone at least twenty-four hours before the time of the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

3.5 Waiver. Attendance of a director at a meeting of the Board of Directors will constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, will be equivalent to the giving of such notice.

3.6 Quorum; Voting. Except as may be otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence of a majority of the directors then in office will be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors. A majority of the directors present, even if less than a quorum, may adjourn a meeting of the Board of Directors and continue it to a later time. At all meetings of the Board of Directors, each director shall have one vote. The act of a majority of the directors present at a meeting at which a quorum is present will be deemed the act of the Board of Directors; provided, however, in the event of a tie vote on any matter, then such deadlock shall be resolved in the following manner: (i) first, by a majority of the directors designated by Whitebox Advisors, LLC or its affiliates (the “Whitebox Directors”) and Zell Credit Opportunities Master Fund, L.P. or its affiliates (the “ZCOF Directors”) to the extent such directors have been elected in accordance with the Stockholders Agreement or (ii) second, if a majority of the Whitebox Directors and the ZCOF Directors cannot agree, then the Chairman of the Board shall cast the deciding vote.

3.7 Participation in Meetings by Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation will constitute presence in person at such meeting.

3.8 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee. Any such consent may be in counterparts and will be effective on the date of the last signature thereon unless otherwise provided therein.

3.9 Fees and Compensation of Directors. Unless otherwise provided by the Certificate of Incorporation, or these Bylaws, the Board of Directors, by resolution or resolutions may, fix the compensation of directors. The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. Nothing contained in these Bylaws shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.10 Election of Subsidiary Directors. Unless otherwise unanimously agreed by the Board of Directors, the Board of Directors shall cause the managers designated by the Company to the Board of Managers of Piceance LLC to consist of the persons appointed by the stockholders under Section 2 of the Stockholders Agreement.

ARTICLE 4

COMMITTEES

4.1 Designation of Committees. The Board of Directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Company; provided, however, that except as unanimously agreed by the Board of Directors, such committee shall include at least one Whitebox Director and one ZCOF Director so long as such persons are designated to the Board of Directors in accordance with the Stockholders Agreement. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

4.2 Committee Powers and Authority. Except to the extent otherwise required by law, the Board of Directors may provide, by resolution or by amendment to these Bylaws, that a committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Company.

ARTICLE 5

OFFICERS

5.1 Number. The officers of the Company shall be chosen by the Board of Directors and shall include, except as otherwise determined by the Board of Directors, a President, a Chief Executive Officer, a Secretary, a Treasurer, and such other officers and assistant officers and agents as may be chosen by the Board of Directors from time to time. Any two offices may be held by one person unless statute or the Certificate of Incorporation provides otherwise.

5.2 Term of Office. Officers shall serve at the pleasure of the Board of Directors. Any officer may resign upon notice given in writing or electronic transmission to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event.

5.3 Removal. Any officer or agent may be removed by the Board of Directors whenever in its best judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

5.4 Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors in the manner prescribed in this Article 5 for the unexpired portion of the term.

5.5 Duties. The officers of the Company will perform the duties and exercise the powers as may be assigned to them from time to time by the Board of Directors, the President and/or the Chief Executive Officer.

ARTICLE 6

CAPITAL STOCK

6.1 Certificates. Shares of stock in the Company shall be uncertificated and shall not be represented by certificates, except to the extent as may be required by applicable law or as may otherwise be authorized by the Board of Directors. In the event shares of stock are represented by certificates, such certificates shall be registered upon the books of the Company and signed by the chairman of the Board or a vice chairman, if any, or the president, if any, or any vice president, and by the Secretary. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Company or a facsimile thereof; provided, however, that no such seal of the Company shall be required thereon. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar whether because of death, resignation or otherwise before such certificate is issued by the Company, such certificate may nevertheless be issued and delivered by the Company with the same effect as if the person who signed such certificate or whose facsimile signature has been placed upon such certificate had not ceased to be an officer, transfer agent, or registrar at the date of issue. All certificates for shares of stock shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and the number of shares.

6.2 Registered Stockholders. The Company will be entitled to treat the holder of record of any share or shares of stock of the Company as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as provided by law.

6.3 Cancellation of Certificates. All certificates surrendered to the Company will be canceled and, except in the case of lost, stolen or destroyed certificates, no new certificates will be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and canceled.

6.4 Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact in a form acceptable to the Board of Directors by the person claiming the certificate or certificates to be lost, stolen or destroyed. In its discretion, and as a condition precedent to the issuance of any such new certificate or certificates, the Board of Directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, give the Company and its transfer agent or agents, registrar or registrars a bond in such form and amount as the Board of Directors may direct as indemnity against any claim that may be made against the Company and its transfer agent or agents, registrar or registrars on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

6.5 Transfers. Stock of the Company shall be transferable in the manner prescribed by applicable law, the Certificate of Incorporation and in these Bylaws. Transfers of stock shall be made on the books of the Company, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Company shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Company shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Treasurer of the Company or the transfer agent thereof. No transfer of stock shall be valid as against the Company for any purpose until it shall have been entered in the stock records of the Company by an entry showing from and to whom transferred.

ARTICLE 7

FISCAL YEAR

The Company’s fiscal year will end on the 31st of December of each year.

ARTICLE 8

JOINTLY INDEMNIFIABLE CLAIMS

The Company shall be fully and primarily responsible for the payment to any Authorized Representative (defined below) in respect of indemnification and advancement of expenses under Article 10 of the Certificate of Incorporation in connection with any Jointly Indemnifiable Claim (defined below), irrespective of any right of recovery the Authorized Representative may have from any Indemnitee-Related Entities (defined below). Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery any Authorized Representative may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of any Authorized Representative or the obligations of the Company under Article 10 of the Certificate of Incorporation. For purposes of this Article 8: “Authorized Representative” means, collectively: (i) any person who, following the date of the Plan, is or was an officer or director of the Company and (ii) any other person who may be designated by the Board of Directors from time to time as an “authorized representative” for purposes of Article 10 of the Certificate of Incorporation, including (but not limited to) any present or former employee or agent of the Company or any predecessor of the Company or any officer or director of the Company or any predecessor of the Company before the date of the Plan; “Jointly Indemnifiable Claim” means any claim for which any Authorized Representative shall be entitled to indemnification from both an Indemnitee-Related Entity and the Company pursuant to applicable law, any indemnification agreement or the Certificate of Incorporation, Bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company and an Indemnitee-Related Entity; and “Indemnitee-Related Entities” means any person, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company) from whom an Authorized Representative may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

ARTICLE 9

MISCELLANEOUS

9.1 Amendments. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may amend these Bylaws or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Company; provided, however, that such amendment of these Bylaws or enacting of new bylaws may only occur with the approval of a majority of the Whitebox Directors and the ZCOF Directors so long as the Stockholders Agreement remains in full force and effect. The stockholders of the Company shall have the power to amend, modify or repeal these Bylaws, or adopt any new provision authorized by the laws of the State of Delaware in force at such time, at a duly called meeting of the stockholders; provided, that notice of the proposed adoption, amendment, modification or repeal was given in the notice of the meeting; provided, further, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors (considered for this purpose as one class), shall be required to amend, modify or repeal any provision, or adopt any new or additional provision, in a manner inconsistent with Article 2, Article 3, Article 8 and this Article 9 of these Bylaws.

9.2 Stockholders Agreement. To the extent there is a conflict between these Bylaws and the Stockholders Agreement, the Stockholders Agreement (so long as it exists) shall control, except to the extent that any provision of the Shareholders Agreement is inconsistent with applicable law.